UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2018

AEROCENTURY CORP.

_____________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-13387	94-3263974
(State or Other Jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA		94010
(Address of principal executive offices)		(Zip Code)

(650)-340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth comapny as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On August 31, 2018, at a special meeting of the stockholders of AeroCentury Corp. (the "Company"), the Company's stockholders approved the issuance of up to 129,286 additional shares of Common Stock of the Company in connection with the acquisition by merger of JetFleet Holding Corp. (the "Merger").  The Company's stockholder approval of the Merger was not required under Delaware or California corporate law but was obtained solely to comply with the NYSE American stock exchange listing regulations for the shares of the Company's stock to be issued in the Merger.

 The results of the vote were:

Total Votes Present at Meeting:    894,605

Total Votes For:           873,435

Total Votes Against:        16,474

Total Abstained:            4,696

Total Broker Non-Votes        0

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE

AEROCENTURY CORP.

Date: September 4, 2018	By:	/s/ Toni M. Perazzo
Title: Sr. Vice - President, Finance